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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation, or incorporation by reference, of our report dated January 30, 2003 relating to the consolidated financial statements and our report dated January 30, 2003 relating to the financial statement schedules, which appear in this Annual Report on Form 10-K and in the Registration Statements on Form S-8 (333-56980), S-8 (333-05172), S-8 (033-84964) and S-8 (033-72894).


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario
March 17, 2003